Exhibit 10.18

SENIOR VICE PRESIDENT AND ABOVE

ASSOCIATE CONFIDENTIALITY AGREEMENT

WHEREAS ADS Alliance Data Systems, Inc. and its Affiliates (“Alliance Data”) provide loyalty and marketing services to their clients, including, but is not limited to, the underwriting on consumer credit card loans, portfolio management and risk management, development and management of one to one and coalition loyalty programs, both online and offline, CRM consulting and strategic planning, database building and management; analytics and modeling; campaign management; and direct marketing (collectively, “Alliance Data’s Business"); and

WHEREAS Alliance Data has hired Associate as an Associate to work in Alliance Data’s Business, and Associate will need to examine and make himself/herself aware of Alliance Data’s and its Affiliates’ business, which involves the use of Confidential Information to carry out his/her duties as assigned by Alliance Data from time to time; and

WHEREAS Alliance Data possesses certain Confidential Information it intends to disclose to Associate solely for the purpose of enabling the Associate to perform Associate’s duties and functions as an Associate of Alliance Data and for no other purpose; and

WHEREAS in connection with the “at will” employment of the Associate by Alliance Data and in consideration of immediate training to Associate, including additional disclosure of Alliance Data Confidential Information under the terms herein, the Associate has agreed, among other things, to preserve Confidential Information, to refrain from soliciting Associates or customers of Alliance Data and its Affiliates and to not compete with Alliance Data or its Affiliates under the conditions specified herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Alliance Data and Associate hereby agree as follows:

1.   Interpretation.

In this agreement, the phrase "Confidential Information" means all information in any form (tangible or intangible) and compilations of information, including all documents and other tangible items which record information, whether on paper or in electronic or other storage form, in computer readable format or otherwise, relating to Alliance Data, its Affiliates, its customers, Alliance Data’s Business and/or to the business of any of its Affiliates or customers, that Alliance Data has not made public or authorized public disclosure of, and that is not readily available to persons outside of Alliance Data through proper means who are not obligated to keep the information confidential. Confidential Information includes, but is not limited to: Alliance Data’s business plans; ways of doing business; business results or prospects; financial books, data and plans; pricing; supplier information and agreements; investor or lender data and information; business processes (whether or not the subject of a patent), computer software and specifications therefore; leases; and any and all agreements entered into by Alliance Data or its Affiliates and any information contained therein; database mining and marketing; customer relationship management programs; any technical, operating, design, economic, client, customer, consultant, consumer or collector related data and information, marketing strategies or initiatives and plans which at the time or times concerned is either capable of protection as a trade secret or is considered by Alliance Data or its Affiliates or customers to be of a confidential nature that Associate is provided access to or supplied, or that Associate obtains, in the course of employment with Alliance Data, whether in the form of specifications, written or electronic data, drawings, or disclosed orally or otherwise. “Affiliate(s)” means any entity directly or indirectly controlling, controlled by, or under direct or indirect common control with Alliance Data.

Associate Confidentiality Agreement - Sr. VP and above

2.   Associate’s Obligations.

Subject to the limitations of Section 3(d), Associate shall, regardless of when the Confidential Information was or is received by Associate:

(a)   hold in confidence all Confidential Information and not reveal any Confidential Information to any other person without the prior written approval of a senior officer of Alliance Data;

(b)   use the Confidential Information only to perform Associate’s duties and functions as an Associate of Alliance Data as directed by Alliance Data, and not use such Confidential Information for any other purpose;

(c)   keep all Confidential Information secret and confidential and diligently protect all Confidential Information against loss, and prevent unauthorized use or reproduction thereof; and

(d)   if requested by Alliance Data, or immediately upon termination of employment, return to Alliance Data all Confidential Information, all copies (including backup copies), reproductions, reprints and translations thereof, whether written, electronic or otherwise, in the possession of, or under the control of, the Associate.

3.   Exceptions.

The provisions of Section 2 shall not apply to:

(a)   Information which is or becomes readily available to the public in the same form and through proper and legal means; or

(b)   Information which was available to Associate on a non-confidential basis prior to employment with Alliance Data from a person other than Alliance Data or its Affiliates or customers who was not otherwise bound by confidentiality obligations to Alliance Data or its Affiliates or customers and was not otherwise prohibited from disclosing the information to Associate; or

(c)   If Associate is not in a supervisor or management role, information about the terms and conditions of employment of Alliance Data associates that was not entrusted to and acquired by Associate as part of confidential job duties, and is being used for mutual aid and protection of Alliance Data associates within the scope and purposes of the National Labor Relations Act; or

(d)   A disclosure of information that is compelled by law (such as by subpoena or court order), or that is a protected disclosure under the Defend Trade Secrets Act (DTSA) as part of reporting or investigating a suspected violation of the law.

Associate is hereby provided notice that under the  DTSA, (1) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. In the event that Associate receives a legal notification that he or she believes compels the disclosure of Confidential Information, Associate will (to the extent allowed by law) provide Alliance Data with notice of such obligation immediately to allow Alliance Data to seek such intervention as it may deem appropriate to protect the Confidential Information including and not limited to initiating legal or administrative proceedings prior to disclosure.

4.   Alliance Data Intellectual Property.

(a)Associate acknowledges and agrees that Alliance Data or its Affiliates are the sole owner of the Confidential Information (except Confidential Information owned by customers).

(b)   Associate acknowledges and agrees that all inventions, formulas, techniques, processes, concepts, systems, programs, customer lists, compilations, and other intellectual property (whether or not patentable,

Associate Confidentiality Agreement - Sr. VP and above

patented, copyrighted, or subject to or susceptible of formal intellectual property protection under the laws of any jurisdiction and whether or not made during working hours) made or conceived by Associate solely or jointly with other person(s) during the term of Associate’s employment with Alliance Data that relate to activities or proposed activities of Alliance Data or its Affiliates or that result from work performed by Associate for Alliance Data or its Affiliates (collectively “Alliance Data Intellectual Property”) shall be the property of Alliance Data.

(c)   Associate agrees to promptly disclose in writing to Alliance Data all Alliance Data Intellectual Property and hereby assigns all right, title, and interest in Alliance Data Intellectual Property in any and all countries to Alliance Data or its nominee. Associate further agrees, when requested, to carry out the intent and purpose of the assignment by: (i) executing oaths, declarations, assignments, powers of attorney and other papers; (ii) communicating to Alliance Data all facts known to Associate relating to Alliance Data Intellectual Property, and the history thereof; and (iii) complying with requests of Alliance Data for perfecting title to Alliance Data Intellectual Property in Alliance Data, and for securing, maintaining and enforcing protection for Alliance Data Intellectual Property.

(d)   Associate shall not be entitled to use Alliance Data Intellectual Property for Associate’s benefit or the benefit of anyone except Alliance Data without written permission from Alliance Data and then only subject to the terms of such permission.  Associate acknowledges that nothing herein is intended to give Associate any rights to, ownership interest in, or license with respect to, any of the Confidential Information, any Alliance Data Intellectual Property, or any patent, trademark or copyright. Associate waives any moral rights which Associate may have in and to such work.

5.   Non-Competition.

(a)   Associate acknowledges the confidential and sensitive nature of Confidential Information, and that the use or disclosure of, or even the appearance of the use or disclosure of, the Confidential Information in certain circumstances may cause irreparable damage to the business and reputation of Alliance Data or its Affiliates.  Accordingly, and in consideration of the immediate training which Alliance Data agrees to provide to Associate and Alliance Data’s disclosure of additional Confidential Information, including Alliance Data trade secrets, Associate shall not, within the Designated Geographical Area (defined below), until the expiration of  twenty four (24) calendar months after the date on which Associate’s employment with Alliance Data terminates (regardless of the circumstances in which the employment has ended), engage, directly or indirectly, in any business, enterprise, employment, project, consultation, or other activity that is competitive with those aspects of  Alliance Data’s Business  (defined above) in which Associate was involved or about which Associate received Confidential Information (hereinafter the “Non-Competition Covenant”). Alliance Data and Associate agree that this Non-Competition Covenant is fair and reasonable.

Designated Geographical Area” shall mean and include any area of any state or foreign jurisdiction, including but not limited to Canada, (i) in which Alliance Data or its Affiliates has conducted business or is conducting business at the time Associate ceases to be employed by Alliance Data, and in which the Associate has worked or has responsibilities,  or involvement while working for Alliance Data, or (ii) with respect to which Alliance Data or its Affiliates made plans, with Associate’s knowledge while he was employed by Alliance Data, to conduct business at any time within twenty four (24) calendar months of the date Associate’s employment with Alliance Data terminates.

Although Alliance Data and Associate have, in good faith, used their best efforts to make the limitations and scope of the Non-Competition Covenant reasonable, and it is not anticipated or intended by either party to this Agreement that any court of competent jurisdiction would find the Non-Competition Covenant unreasonable, in the event that a court should conclude that the Non-Competition Covenant is unreasonable, Associate and Alliance Data agree that the provisions should be reformed to restrict Associate’s competition with Alliance Data to the maximum extent enforceable to adequately protect Confidential Information and Alliance Data’s interests, including Alliance Data trade secrets.

6.   Actions Contrary to Interests of Alliance Data.

During the term of Associate’s employment with Alliance Data and for a period of twenty four (24) months immediately following the effective date of termination of the Associate’s employment with Alliance Data, regardless of the circumstances in which the employment has ended, Associate shall not, directly or indirectly, alone or in conjunction with another person in any manner, whether verbally or in writing and whether in print, audio, video or any other digital, analog or other electronic format:

(a)   solicit or encourage any officer or Associate of Alliance Data or its Affiliates to leave the employment of Alliance Data or its Affiliates or to otherwise harm their relationship with or commitment to Alliance Data

Associate Confidentiality Agreement - Sr. VP and above

or its Affiliates;

(b)   hire any officer or Associate who has left the employment of Alliance Data or its Affiliates within six (6) months of the termination of such officer’s or Associate’s employment with Alliance Data or its Affiliates;

(c)   solicit or encourage any independent contractors, suppliers or referral sources performing services for Alliance Data or its Affiliates to cease or modify such performances or to otherwise harm their relationships with or commitment to Alliance Data or its Affiliates; or

(d)   solicit, do business with or service any Alliance customer with whom Associate had material involvement or about whom Associate received Confidential Information during the last twenty four (24) months of Associate’s employment with Alliance with respect to any services or products similar to or competitive with those offered by Alliance or its affiliates; or

(e)   solicit, do business with, or service any prospective Alliance customer with whom Associate had material involvement in proposing to or about whom Associate received Confidential Information during the last six (6) months of Associate’s employment with Alliance with respect to any services or products similar to or competitive with those offered by Alliance or its affiliates.

7.   Alliance Data Property.

(a)   All memoranda, notes, lists, records, e-mails, computer files and other documents and information (and all copies, versions, and translations thereof) made or compiled by the Associate or made available to the Associate concerning Alliance Data’s Business or Alliance Data or its Affiliates shall be the property of Alliance Data and shall be delivered to Alliance Data at any time upon request.  All such property shall be delivered to Alliance Data immediately upon the cessation of the Associate’s employment.

(b)   Associate agrees to return to Alliance Data all documents, materials, computer hardware and software, PDAs, supplies, calling or credit cards, keys, passes, cell phones, pagers and any other property or data that is the property of Alliance Data or its Affiliates or was used in the course of Associate’s employment with Alliance Data at any time upon request by Alliance Data.  The return of such items shall be made at or before the time of termination of employment or, if that is not possible, as soon thereafter as is possible.

8.   Injunctive Relief.

Each party acknowledges that the provisions of this Agreement are only such as are reasonably necessary for the protection of Alliance Data’s and its Affiliates’ rights in respect of the Confidential Information and Alliance Data Intellectual Property.  Associate agrees that damages alone would not be an adequate remedy for the irreparable harm to Alliance Data, its affiliates and Alliance Data’s Business that would result from violation of any of the provisions hereof, that Alliance Data shall be entitled to specific performance and/or similar equitable remedy in respect of by any such violation or any threatened violation of such provisions (and Associate hereby consents to the granting of such relief to enforce the provisions hereof) and that Alliance Data may enforce its rights under this Agreement by bringing suit for injunctive relief or specific performance without payment of bond or security in connection therewith.    In the event that any restriction on Associate herein is found to be unenforceable as written due to overbreadth, the restriction shall nonetheless be enforced to such lesser  extent as the Court deems reasonable and enforceable to effect the intent of the parties and the protection of Alliance Data to the maximum extent allowed by law.  In the event Associate violates a post-employment restriction provided for in this Agreement that is limited by time, the time applicable to such restriction shall be extended by one day for each day Associate is found to have been in violation of such restriction up to a maximum extension that is equal in length to the length of restraint originally provided for.

9.   Conflicting Obligations.

Associate has listed below all obligations associate has with others pertaining to the subject matter of this Agreement, or which would restrict Associate’s acceptance of duty assignments by Alliance Data.

10.   General.

(a)   Independent Legal Advice.  Associate acknowledges that Associate has been advised by Alliance Data to obtain independent legal advice, and has had an opportunity to obtain such advice, with respect to the Agreement.

(b)   Entire Agreement. This is the entire agreement and supercedes all prior agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof.  This Agreement may not be amended except by the written agreement of the parties hereto. Associate expressly warrants that no promise or agreement that is not herein expressed has been made to Associate in executing this Agreement and that Associate is not relying upon

Associate Confidentiality Agreement - Sr. VP and above

any statement or representation of Alliance Data or its Affiliates not expressly contained in this Agreement.

(c)   No Waiver. Any failure by any party to exercise its rights or remedies hereunder or any delay by such party in the exercise of any of its rights and remedies hereunder shall not, to the extent permitted by law, operate as a waiver or variation of such or any other right or remedy hereunder.

(d)   Severability.  Each covenant by Associate contained herein shall be independent and severable from the others, and in the event that any provision of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby. The presence of a claim or cause of action by Associate against Alliance Data shall not constitute a defense to the enforcement of Associate’s obligations under this Agreement.  Should any provision of this Agreement be held invalid, illegal or unenforceable in any respect, the parties agree to negotiate in good faith a valid, legal and enforceable provision effectuating the original intent of the parties.

(e)   Assignment.   Associate may not assign this Agreement or any of Associate’s rights or obligations hereunder.  Associate consents to the assignment of this Agreement by Alliance Data to any successor or other assignee of Alliance Data.

(f)   Inurement. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, permitted assigns, heirs, and personal representatives.  This Agreement will automatically inure to the benefit of, and be enforceable by, any successor of Alliance Data whether such succession is by reorganization, merger, consolidation, assignment, stock sale, asset sale, or otherwise.

(g)   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to such state’s choice of law rules) and the parties agree to the non-exclusive jurisdiction of the courts of the State of Texas to resolve any dispute which may arise between them concerning this Agreement and the subject matter hereof, without prejudice to Alliance Data’s right to commence any action against Associate in any other applicable jurisdiction.

(h)   Employment at Will.  Associate agrees and acknowledges that Associate’s employment may be terminated at any time, with or without cause.  Nothing in this Agreement or in any policy statement or manual shall be construed to limit Alliance Data’s right to terminate this employment relationship at any time.

(i)   Limitations of Agreement.   Nothing in this Agreement prohibits Associate from reporting an event that Associate reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission), prohibits cooperating in an investigation conducted by such a government agency, requires advance notice or approval from Alliance Data before engaging in conduct of the foregoing nature, or otherwise prohibits conduct that is protected by law.

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Associate Confidentiality Agreement - Sr. VP and above

IN WITNESS WHEREOF, Alliance Data and Associate have executed this agreement as of the date first above written.

ADS ALLIANCE DATA SYSTEMS, INC.

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Authorized Signature

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Printed Name

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Title

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Date

ASSOCIATE

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Associate’s Signature

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Printed Name

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Date

LIST OF CONFLICTING OBLIGATIONS, IF ANY:

Associate Confidentiality Agreement - Sr. VP and above